Exhibit 10.1
GENTA INCORPORATED
PURCHASE AGREEMENT AND NOTE AMENDMENT
     This Purchase Agreement and Note Amendment (the “Amendment”) is made and entered into as of February ___, 2009 by and among Genta Incorporated, a Delaware corporation (the “Company”), and the Purchasers listed on the Schedule of Purchasers attached hereto as Exhibit A (each, a “Purchaser” and collectively, the “Purchasers”). This Amendment amends that certain Securities Purchase Agreement, dated as of June 5, 2008, by and among the Company and the purchasers named therein (the “Purchase Agreement”), and each of the Senior Secured Convertible Promissory Notes due June 9, 2010 (the “Notes”) issued pursuant to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
     Whereas, the Company desires to raise additional capital in an equity or debt financing in order to continue its operations;
     Whereas, it is in the best interest of the Purchasers that the Company be able to raise such capital and continue its operations;
     Whereas, the Purchase Agreement and Notes contain certain terms, the presence of which has made and may continue to make raising additional capital difficult; and
     Whereas, the Purchasers and the Company, in order to maximize the Company’s ability to raise additional capital, desire to amend the Purchase Agreement and the Notes as set forth herein.
     Now, Therefore, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Amendment of the Purchase Agreement.
     1.1 The parties hereby delete Section 1.2(b) of the Purchase Agreement in its entirety.
     1.2 The parties hereby amend and restate Section 1.3 of the Purchase Agreement as follows:
     “1.3 Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders a total of 4,000,000,000 shares of Common Stock to effect the conversion of the Notes and any interest accrued and outstanding thereon. Within 75 days of the First Closing Date, the Company shall amend its Certificate (as defined below) to increase the number of authorized shares of Common Stock (the date of the effectiveness of such amendment, the “Amendment Date”); provided that the foregoing deadline shall be 120 days if the SEC (as defined below) reviews the Company’s proxy statement related to the approval of the amendment. On and after the Amendment Date, the Company shall reserve (and hereby covenants to continue to reserve), free of preemptive rights and other similar contractual rights, a number of its authorized but unissued shares of Common Stock equal to 125% of the aggregate number of shares of Common Stock issuable upon conversion of or otherwise in respect of the Notes; provided that in the event the Company shall consummate a Follow-On Offering (defined below) the foregoing requirement shall be 100% during the three month period following the closing of such Follow-On Offering. Any shares of Common Stock issuable upon conversion or otherwise in respect of the Notes are herein referred to as the “Conversion Shares”. The Notes and the Conversion Shares are sometimes collectively referred to herein as the “Securities”. A “Follow-On Offering” shall mean the sale of up to $23,000,000 of equity and/or debt securities pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-153278) originally filed on August 29, 2008 with Securities and Exchange Commission provided that such offering is consummated on or prior to March 30, 2009 and approved by the holders of 2/3 of the outstanding principal amount of the Notes.”
2. Amendment of the Notes.
     2.1 The parties hereby amend the term “Purchase Agreement” in each Note to mean the Purchase Agreement as amended on the date hereof.
     2.2 The parties hereby amend and restate Section 2.1(g) of each Note as follows:
     “(g) at any time following the Amendment Date the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind other than as set forth in Section 3.1(a) on such conversion) of this Note and each Other Note; or”
     2.3 The parties hereby amend and restate Section 3.1(a) of each Note as follows:
     “(a) Voluntary Conversion. At any time and from time to time on or after the Amendment Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number (908) 464-1705, Attn.: Raymond P. Warrell, Jr., M.D.) (the “Voluntary Conversion Date”); provided that during the three month period following the closing of the Follow-On Offering, if any, the conversion of this Note shall be limited to the Holder’s Pro Rata Conversion Amount. For purposes of this Note, the Holder’s “Pro Rata Conversion Amount” shall mean the principal amount of the Note that may be converted into that number of shares of Common Stock at the Conversion Price then in effect, determined as follows:
X = Y * (A/B)
where

X =	the number of shares of Common Stock that may be issued upon conversion of the Note

Y =	the total number of shares of Common Stock then authorized, unissued and available for issuance

A =	the outstanding principal amount of the Note

B =	the aggregate outstanding principal amount of all outstanding Notes and Other Notes
     The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date. On any such Voluntary Conversion Date, Maker shall also pay Holder an amount in cash equal to the then accrued and unpaid interest on the portion of the outstanding principal balance that the Holder has elected to convert.”
     2.4 The parties hereby amend and restate the first sentence of Section 3.5(h) of each Note as follows:
     “(h) Reservation of Common Stock. On and after the Amendment Date (as defined in the Purchase Agreement), the Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; provided that the number of shares of Common Stock so reserved shall at no time be after the Amendment Date less than one hundred twenty five percent (125%), or one hundred percent (100%) during the three month period following the closing of the Follow-On Offering, if any, of the number of shares of Common Stock for which this Note is at any time convertible (disregarding for this purpose any and all limitations of any kind on such conversion).”
     2.5 The parties hereby amend and restate Section 5.13(g) of each Note as follows:
     “(g) “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Maker’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Maker’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) encumbrances consisting of licenses of the Grantors’ intellectual property that are created in connection with joint ventures, collaborations, or partnership activities of Grantors and are approved in advance in writing by the holders of 55% of the then outstanding principal amount of the Notes; and (d) security interests granted in connection with any equity or debt financing approved by the holders of 2/3 of the outstanding principal amount of the Notes.”
3. Miscellaneous.
     3.1 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This

Amendment shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.
     3.2 Full Force and Effect. Except as expressly amended by this Amendment, the terms and conditions of the Purchase Agreement and the Notes remain in full force and effect.
     3.3 Conflict of Terms. In the event of a conflict between this Amendment and any provision of any of the Purchase Agreement or the Notes, the terms of this Amendment shall control.
     3.4 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The provisions of Sections 1 and 3 hereof shall become effective immediately when counterpart signature pages to this Amendment have been executed and delivered to the Company by (w) the Company and (x) holders of at least 2/3 of the principal amount of the outstanding Notes and delivered to the Company. The provisions of Section 2 hereof shall become effective immediately when counterpart signature pages to this Amendment have been executed and delivered to the Company by (y) the Company and (z) holders of all outstanding Notes. All parties need not sign the same counterpart signature page. Execution by facsimile shall have the same effect as an original signature.
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     In Witness Whereof, the parties hereto have executed this Purchase Agreement and Note Amendment as of the date set forth in the first paragraph hereof.

GENTA INCORPORATED
By:	/s/ Raymond P. Warrell
	Name:	Raymond P. Warrell, Jr., M.D.
	Title:	Chairman and Chief Executive Officer

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[Signature Page Purchase Agreement and Note Amendment]

[HOLDER SIGNATURE PAGES TO PURCHASE AGREEMENT AND NOTE AMENDMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement and Note Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
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[Signature Page to Purchase Agreement and Note Amendment]